EXHIBIT 99.1

P R E S S	R E L E A S E
FOR IMMEDIATE RELEASE

CONTACTS:

Kenneth R. Posner	Christopher Curtis
Chief Financial Officer	Vice President
Rewards Network Inc.	Ashton Partners
(312) 521-6790	(312) 553-6708

Rewards Network Inc. Reports Second Quarter 2005 Results

Chicago, IL July 25, 2005 — Rewards Network Inc., (AMEX: IRN) one of the nation’s leading providers of loyalty and rewards programs, today reported its financial results for the second quarter ended June 30, 2005.

Total sales for the quarter amounted to $73.0 million, a 19.4 percent decrease from the prior year’s second quarter sales of $90.6 million. This decrease was caused primarily by a lower restaurant merchant count, and a decline in the number of transactions and the average dining transaction amount.

Total operating revenues for the quarter amounted to $19.8 million, a decrease of 19.3 percent compared with $24.5 million in the second quarter last year. The decline in operating revenues was primarily a result of the lower sales.

Net income for the three months ended June 30, 2005 was $1.4 million or 5 cents per diluted share compared with net income of $4.4 million or 16 cents per diluted share for the three months ended June 30, 2004.

“While we have made tangible progress in recent months, our second quarter financial performance highlights the significant work that remains,” said Ronald L. Blake, Rewards Network’s President and CEO. “Over time, we expect our efforts will restore profitable growth to the Company.”

Sales for the six months ended June 30, 2005 amounted to $147.8 million, representing a decrease of 17.5 percent from sales of $179.2 million during the corresponding period of the prior year. For the six months ended June 30, 2005, total operating revenues amounted to $36.1 million, a decrease of 26.3 percent compared with $49.0 million in the same period last year.

Net loss for the six months ended June 30, 2005 was $2.2 million or 9 cents per share compared with net income for the six months ended June 30, 2004 of $7.8 million or 29 cents per diluted share.

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Rewards Network

Second Quarter 2005 Results

Last week, the Company amended its revolving credit agreement. The amended agreement provides for up to $25 million in financing through June 30, 2006. Any borrowings under the agreement will be secured by the assets of the Company. To date, no funds have been borrowed against this facility.

Webcast Information

Management will host a conference call at 5:00 pm Eastern Time on Monday, July 25, 2005. Participants are invited to join a live webcast of the call, which may be accessed by visiting the Investor Relations section of the Rewards Network website at www.rewardsnetwork.com and clicking on the Live Webcast icon. Participants should log on at least 10 minutes prior to the webcast to register and download any necessary software. If you are unable to participate during the live webcast, a replay of the call will be available on the Company’s website for 30 days. Alternatively, a dial-in replay is available through August 8, 2005, by dialing 1-800-642-1687 or 1-706-645-9291, using the conference ID number, 7828338.

About Rewards Network

Rewards Network, headquartered in Chicago, Illinois, provides loyalty and rewards programs for restaurants via its registered credit card platform. Incentives are offered through the Rewards Network branded program, airline frequent flyer dining programs, club memberships and other affinity organizations. As of June 30, 2005, Rewards Network had 3.6 million active member accounts and 10,376 restaurants in its rewards programs. Rewards Network’s common stock trades on the American Stock Exchange under the symbol IRN. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling Rewards Network at 1-877-491-3463.

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (ii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (iii) our inability to attract and retain merchants and members, (iv) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (v) changes to card association rules and practices, (vi) our dependence upon our relationships with transaction processors, presenters and aggregators, (vii) network interruptions or processing errors, (viii) our susceptibility to a changing regulatory environment, (ix) increased operating costs due to privacy concerns of our marketing partners, payment card processors and the public, (x) the failure of our security measures, (xi) our susceptibility to restaurant credit risk, (xii) economic changes, (xiii) an adverse change in our loss experience related to Marketing Credits, (xiv) adverse consequences of changes in our programs that affect the rate of rewards received by members, (xv) our inability to generate sufficient profit margin on expanded restaurant product offerings, (xvi) the loss of key personnel, (xvii) adverse determination of lawsuits in which we are a defendant that may result in liability and/or adversely impact the way in which we conduct business, (xviii) increasing competition, (xix) our inability to obtain sufficient cash, and (xx) the failure of our expansion into Canada. A more detailed description of these factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

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Rewards Network

Second Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except earnings per share)

(UNAUDITED)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Sales
Marketing Credits Program	$67,686	$83,372	$136,944	$164,437
Marketing Services Program	5,355	7,208	10,861	14,792

Total sales	73,041	$90,580	147,805	179,229

Cost of sales	37,302	43,568	74,863	85,963
Provision for losses	4,262	4,545	12,758	7,788
Member rewards and savings	12,398	18,871	25,551	38,346

Net revenues	19,079	23,596	34,633	47,132

Membership fees and other income	717	924	1,500	1,872

Total operating revenues	19,796	24,520	36,133	49,004

Operating expenses:
Salaries & benefits	4,304	5,001	9,539	10,566
Sales commission & expenses	5,007	5,125	10,196	10,562
Professional fees	1,780	959	3,760	1,810
Member & Merchant Marketing	1,298	1,305	2,771	3,292
Goodwill impairment	—	—	1,554	—
General and administrative	4,439	4,018	10,791	8,260

Total operating expenses	16,828	16,408	38,611	34,490

Operating income (loss)	2,968	8,112	(2,478)	14,514

Other expenses, net:	585	689	1,281	1,482

Income (loss) before taxes	2,383	7,423	(3,759)	13,032

Income tax provision (benefit)	944	3,010	(1,531)	5,282

Net income (loss)	1,439	4,413	(2,228)	7,750

Net income (loss) per share
Basic	$0.05	$0.18	$(0.09)	$0.32
Diluted	$0.05	$0.16	$(0.09)	$0.29
Weighted average number of common and common equivalent shares
Basic	25,967	24,648	25,938	24,486
Diluted	26,140	29,837	25,938	29,845

Rewards Network

Second Quarter 2005 Results

Rewards Network Inc. and Subsidiaries

(Amounts in thousands, except restaurant and average transaction data)

(UNAUDITED)

			June 30, 2005	December 31, 2004
Cash and cash equivalents			6,402	8,728
Short-term securities available for sale			—	6,718
Marketing credits			173,583	170,890
Allowance for marketing credits loss			(24,944)	(26,943)
Long-term securities available for sale			331	331
Excess of cost over net assets acquired			8,117	9,671
Total assets			195,488	200,671
Outstanding debt			70,000	70,000
Stockholders’ equity			91,665	92,368

			Six months ended June 30,
			2005	2004
Net cash provided by (used in):
Operations			(9,275)	(4,511)
Investing			6,076	(1,317)
Financing			909	2,070

			As of June 30,
			2005	2004
Other information:
Accounts active last 12-months			3,585	3,537

Restaurants in the program
Marketing credits			8,764	8,904
Marketing services			1,612	1,595

Total restaurants			10,376	10,499

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Number of transactions during the period	2,551	2,832	5,065	5,603
Average transaction amount	$47.91	$49.17	$48.01	$49.28
Qualified transaction dollars	$122,190	$139,242	$243,179	$276,106
Sales yield	59.8%	65.1%	60.8%	64.9%